ENROLLMENT FORM
                                                                    For
                                                              Institutionally
                                                                   Owned
                                                                 TIAA-CREF
                                                                   Group
                                                                Retirement
                                                                  Annuity
                                                               Certificates
                                                                   With
                                                              Delayed Vesting

For Plans Not Covered by ERISA

IMPORTANT:  Use this enrollment form to enroll in your
            institution's basic retirement plan only, not for personal tax-deferred savings.
            It's easy to Enroll

Just complete the enrollment form and return it to your benefits office.

Questions?  Call our Enrollment Hotline at 1 800 842-2888
 8am-11pm ET weekdays


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INSTRUCTIONS FOR FILLING OUT THE ENROLLMENT FORM

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1. PERSONAL  INFORMATION
   In this enrollment form, you and your refer to the employee. The employer is the applicant.
     Your retirement income starting date is when you plan to start receiving TIAA-CREF retirement income. You can change it any time. If you do not select a date or an age, we will assume age 65 when preparing your benefit illustrations.
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2. YOUR PREMIUM  ALLOCATION
   You can allocate premiums to the TIAA Traditional Annuity, the CREF Stock and Money Market accounts, and to any of the other TIAA and CREF accounts available under your employer's retirement plan. Before allocating money to any account (other than the TIAA Traditional Annuity) please read the current prospectus. Premium allocations have to be in whole percentages and total 100%.
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   NOTE:
   TIAA limits transfers from the Real Estate Account to one per calendar month. In the future, TIAA and CREF may restrict transfers from the Real Estate Account or from any of the CREF accounts to one per calendar quarter. TIAA has the right to stop accepting premiums and/or transfers to the Real Estate Account.

     You can change your allocation of future premiums anytime. If your allocation does not total 100%, if it violates any plan limitations, or if we receive your premiums before we receive your enrollment form, any premiums will go to the CREF Money Market Account. Upon receiving a valid allocation, we will apply all future premiums accordingly. For more information, please see the CREF prospectus.
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3. YOUR  DESIGNATION OF BENEFICIARY
   If you die before annuity payments start, your designated beneficiary(ies) will receive the death benefit, if any, specified by your employer's retirement plan, payable from the certificates' accumulations. If no primary beneficiary lives longer than you, any death benefit payable will go to your contingent beneficiary(ies). For example, a married person with children might name the spouse as primary beneficiary and the children as contingent beneficiaries.
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     If you die before annuity payments start, have not named a beneficiary, and leave no spouse, your estate receives any death benefit payable. If you leave a spouse, he or she will receive 50% of the value of any death benefit payable under each certificate; the remainder will be paid to your estate.
     If you do not have the date of birth and/or Social Security number for one of your beneficiaries, you can send in this form now and forward the information to us later. The beneficiary designations that you provide on this form will apply only to this contract. If you have other TIAA-CREF contracts, you may want to make sure your beneficiary designations reflect
   your   current   intentions.    For   any   questions   about   naming   your
   beneficiary(ies), please call us at 1 800 842-2776.
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4. NOTE: Please read all information and sign where indicated.

ENROLLMENT FORM FOR INSTITUTIONALLY OWNED TIAA AND CREF
GROUP RETIREMENT ANNUITY CERTIFICATES WITH DELAYED VESTING
(FOR PLANS NOT COVERED BY ERISA)
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     Subject to the terms of your  employer's  retirement  plan,  your  employer exercises all rights under your annuity certificates until you become vested under the plan. Afterward, you exercise these rights yourself.

    You cannot assign or take loans from these certificates. Distributions before age 591/2, or before termination of service, may be prohibited, limited, and/or subject to substantial tax penalties.

     This enrollment form is for certificates issued under a retirement plan not covered by the Employee Retirement Income Security Act of 1974 (ERISA). Generally, retirement plans other than those of public institutions and certain churches are covered by ERISA. If you hare employed at any time by an employer whose retirement plan is covered by ERISA, your benefits from contributions made under that plan will be subject to your spouse's rights. This could affect your beneficiary designation if you have named someone other than your spouse.

     Your TIAA certificate allows transfers to CREF from your Traditional Annuity accumulation over a ten-year period and from your Real Estate Account accumulation in a single sum. Cash withdrawals from your Traditional Annuity accumulations are allowed, if permitted by your employer's retirement plan and subject to a surrender charge, only within 120 days after termination of employment. Your CREF certificate may limit, in accordance with the terms of your employer's retirement plan, cash withdrawals, transfers among the CREF accounts and transfers to alternate funding vehicles.

    CREF account accumulations and benefit payments, and Real Estate Account accumulations, are variable and not guaranteed; they depend on the investment performance of these accounts.

   I have read and understood all provisions of this enrollment form. I have received a current CREF prospectus and a current Real Estate Account prospectus.

Signed (Employee)__________________________________________ Date________________

IF YOU WOULD LIKE TO RECEIVE CREF'S STATEMENT OF ADDITIONAL INFORMATION, WHICH SUPPLEMENTS THE CREF PROSPECTUS, CHECK HERE.[ ]

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For your  protection,  some states require a warning  against fraud to appear on this form. These states, including Colorado, Kentucky, New York, and Ohio, require a warning substantially similar to the following warning.

People who file applications for insurance or statements of claim commit a fraudulent insurance act if they: o knowingly do so with intent to injure, defraud, or deceive any insurance company or another person; and/or o knowingly include in their application or statement of claim any materially false or misleading information; and/or o knowingly conceal information for the purpose of misleading concerning any fact material to the application or claim.

A fraudulent insurance act is a crime, and penalties may include imprisonment, fines, denial of insurance, and civil damages.

New York residents, please note: Civil penalties shall not exceed $5,000 and the stated value of the claim for each such violation.

Colorado residents, please note: Any insurance company or any agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or to a claimant for the purpose of defrauding or attempting to defraud the policyholder or the claimant with regard to a settlement or award payable from the insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.